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                                                                Exhibit 10.36

     STOCK OPTION AGREEMENT dated as of August 28, 1995 between VideoLan Technologies, Inc., a Delaware corporation with its principal office at 10101 Linn Station Road, Suite 620, Louisville, Kentucky 40223 (hereinafter called the "Corporation"), and Howard S. Jacobs (hereinafter called the "Optionee").

     The Optionee is a director of the Corporation and it is recognized that the best interests of the Corporation would be served if the Optionee is given the right to acquire a proprietary interest in the Corporation. Therefore, the Corporation and the Optionee mutually agree as follows:

     1.   Stock Option.   The Corporation hereby grants to the Optionee an
option (the "Option") to purchase up to 10,000 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") at an exercise price of $4.00 per share (the "Exercise Price Per Share"). The Option shall become exercisable as provided in Section 3 hereof and may be exercised in whole or in part until terminated in accordance with Section 4 hereof. The Option has been issued pursuant to, and is subject to the terms and provisions of, the 1995 Stock Option Plan of VideoLan Technologies, Inc., as the same may be amended from time to time (the "Plan"). The Options granted hereunder are deemed to be nonqualified stock options under the Plan.

     2.   Exercise Dates.   Subject to Section 4 hereof, the Option hereunder
shall become exercisable with respect to all 10,000 Shares on or after August 28, 1995.

     3.   Manner of Exercise of the Option.   The option may be exercised by the
Optionee by giving written notice to the Corporation in the form of Exhibit A attached hereto (an "Exercise Notice") specifying the number of Shares with respect to which the Option is being exercised. Upon any exercise of the Option, the number of Shares with respect to which the Option may thereafter be exercised by the Optionee shall no longer include the number of Shares with respect to which the Option has been exercised.

     On the tenth business day following receipt of an Exercise Notice by the Corporation, or at any other time mutually agreed upon by the Corporation and the Optionee, a closing shall be held (the "Closing"). At the Closing:

          (a) the Optionee shall pay to the Corporation, by certified or cashier's check, the aggregate Exercise Price per Share for the Shares; and

          (b) the Corporation shall deliver to the Optionee a stock certificate representing the Shares.

Prior to the Closing, the Corporation shall inform the Optionee of the amount of any federal, state and local income and taxes which it determines it is required to withhold from the Optionee by reason of such exercise of the Option, and the Optionee, as a condition to the Closing, shall make provision satisfactory to the Corporation for the payment of such taxes to the Corporation.

     4.   Termination, Cancellation, Modification and Adjustment of Option.


          (a)   Termination.   The Option and all rights of the Optionee
hereunder, to the extent not previously exercised, shall terminate on the earliest of the following dates:

               (i)   August 27, 2005;

               (ii) The date of termination of the Optionee's directorship for any reason whatsoever other than death; provided, however, that any options which were immediately exercisable by the Optionee hereunder at the date of such termination of Optionee's directorship may be exercised by the Optionee during the period ending five (5) years after the date of such termination, but in no event after the date set forth in Section 4(a)
     (i) hereof;

               (iii) The date of termination of the Optionee's directorship by reason of his death, provided, however, that the options, if any, which were immediately exercisable by the Optionee at the date of his death may be exercised by the Optionee's

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     legal representatives during the period ending three (3) years after the date of the Optionee's death, but in no event after the date set forth in
     Section 4(a)(i) hereof; or

               (iv) Thirty days following the date on which the Optionee receives a Cancellation Notice from the Corporation as provided in Section 4(b) hereof.

          (b)   Cancellation of Option.   Notwithstanding the foregoing
provisions of this Section, the Corporation shall have the right to terminate the right of the Optionee to exercise the Option, effective thirty (30) days after receipt by the Optionee of a written notice from the Corporation informing the Optionee that this option is to be cancelled (the "Cancellation Notice"). The Corporation may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Corporation's assets, or (ii) a merger, consolidation or other corporate transaction in which the Corporation would not be the surviving entity. Following receipt of a Cancellation Notice and during the period prior to the effective date of the termination, the Optionee shall have the right to exercise the Option (to the extent not previously exercised) with respect to all Shares covered hereby (even if under Section 2 the Option would not otherwise have become exercisable with respect to all Shares at that time).

          (c) Modification of Agreement. The Optionee hereby consents to any amendment of the Plan and of this Agreement which the Board of Directors in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of the Option to comply with any applicable rules and regulations of the Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of Section 16 of the Securities Exchange Act of 1934. Except

as otherwise provided herein, this agreement may not be amended or modified except pursuant to an agreement in writing signed by Corporation and the Optionee.

          (d)   Adjustment of Option.   In the event that prior to the exercise
in full of the Option, the Corporation shall have effected one or more stock dividends, stock splits, reorganizations,

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recapitalizations, combinations of shares, mergers, consolidations, or other changes in the corporate structure or stock of the Corporation, the Board of Directors shall equitably adjust the number, kind and Exercise Price per Share of the Shares remaining subject to the Option in accordance with the Plan.

          (e) Sales of Shares Acquired Upon Exercise of the Option. Shares of Common Stock acquired upon exercise of the Option, cannot be sold unless they are registered pursuant to a registration statement filed with the Securities and Exchange Commission or if an exemption from registration is available.

     5.   No Rights in Shares.   The Optionee shall not have any of the rights
and privileges of a stockholder of the Corporation in respect of any Shares covered by the Option until the Optionee shall have become the holder of record of any such Shares.

     6.   Nontransferability.   The Option shall not be transferable by the
Optionee, except by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by him, except as set forth in
Section 4 hereof. Any sale, donation, pledge, hypothecation, assignment or other transfer contrary to the provisions of this Agreement is null and void.

     7.   Effect upon Service as a Director.   Nothing contained in this
Agreement or in the Plan shall confer upon the Optionee any right with respect to Optionee continuing to serve as a director of the Corporation.

     8.   Determination.   Each determination, interpretation or other action
made or taken pursuant to the provisions of this Agreement by the Board of Directors shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Corporation and the Optionee, and their respective successors and assigns.

     9.   Reference to the Plan.   The Option has been granted pursuant to and
subject to the provisions of the Plan, which is hereby incorporated herein by reference. Anything herein to the contrary

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notwithstanding, each and every provision of this Agreement shall be subject to the terms and conditions of the Plan.

     10.   Governing Law.   This Agreement and all determinations made and
actions taken pursuant hereto shall be governed by the internal laws of the

State of Delaware and construed in accordance therewith, without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                                VIDEOLAN TECHNOLOGIES, INC.

                                                BY: /s/_Steve_Rothenberg_______
                                                Title:  Chief Financial Officer

                                                /s/_Howard_Jacobs______________
                                                Howard S. Jacobs, Optionee

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                                   EXHIBIT A

                           EXERCISE NOTICE

                                                           ______________, _____

VideoLan Technologies, Inc.
10101 Linn Station Road
Suite 620
Louisville, Kentucky 40223

Gentlemen:

     Reference is made to that certain Stock Option Agreement dated as of August 28, 1995 between the undersigned and VideoLan Technologies, Inc. (the "Corporation") , pursuant to which the undersigned was granted an option (the "Option") to purchase shares of the Common Stock (the "Shares") of the Corporation (the "Option Agreement"). The undersigned hereby elects to exercise the Option to the extent of _____ Shares.

     The undersigned hereby acknowledges that he has been informed by the Corporation that the Shares to be acquired upon this exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). In the event the Shares are not registered at the time the Option is exercised, the Shares may have to be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is available. The undersigned understands that any sale of the any of such Shares made in reliance upon Rule 144, promulgated by the Securities and Exchange Commission under the Act, can be made only in limited amounts in accordance with the terms and conditions of that Rule, and in the event that Rule 144 is not applicable to any such sale, public resale may require compliance with the registration provisions, Regulation A, or some other disclosure provision or exemption under the Act. In the event the Shares are not registered under the Act, the undersigned agrees he will make no sale or other transfer of such Shares unless the Corporation receives an opinion of its counsel to the effect that registration thereof is a prerequisite to such sale or that an exemption from such registration is available.



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     The undersigned agrees that if the Shares are not registered, the certificates representing such Shares shall bear the following legend:

         "THE SHARES MAY NOT BE SOLD OR TRANSFERRED
     IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
     STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT
     OF 1933 OR AN OPINION OF COUNSEL TO THE CORPORATION
     THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

                                                  Very truly yours,

                                                  ____________________________
                                                                      Optionee